Exhibit 99.1

Arvinas Reports First Quarter 2021 Financial Results and Provides Corporate Update

NEW HAVEN, Conn., May 4, 2021 — Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biopharmaceutical company creating a new class of drugs based on targeted protein degradation, today reported financial results for the first quarter ended March 31, 2021 and provided a corporate update.

“Last quarter we reinforced our leadership position in the targeted protein degradation space by sharing the discovery and chemical structures of ARV-110 and ARV-471 at the American Association for Cancer Research (AACR) Annual Meeting, the first such disclosure of our clinical-stage PROTAC degraders,” said John Houston, Ph.D., President and Chief Executive Officer at Arvinas. “We look forward to further demonstrating the potential of our PROTAC platform to change the lives of patients with few or no therapeutic options.”

Business Highlights and Recent Developments

•	Presented preclinical data describing the discovery of Arvinas’ two clinical-stage PROTAC degraders, ARV-110 and ARV-471, including the first disclosures of their structures at AACR

Anticipated Milestones and Expectations

ARV-471

•	Completion of the Phase 1 dose escalation (1H21)

•	Presentation of completed Phase 1 dose escalation data (2H21)

•	Interim review of safety and dose finding data from the Phase 1b trial in combination with Ibrance® (palbociclib) (2H21)

•	Initiation of a window of opportunity study in early breast cancer (2H21)

•	Initiation of a combination trial of ARV-471 and another targeted therapy in 2L/3L metastatic breast cancer (2H21)

ARV-110

•	Completion of the Phase 1 dose escalation (1H21)

•	Presentation of completed Phase 1 dose escalation data (2H21)

•	Presentation of interim data from the ARDENT Phase 2 dose expansion at 420 mg (2H21)

•	Initiation of combination trial(s) with standard(s)-of-care (2021)

Other Clinical Milestones

•	Initiation of first-in-human study of ARV-766, an androgen receptor (AR) degrader with a differentiated profile from ARV-110, in patients with metastatic castration-resistant prostate cancer (1H21)

Financial Guidance

Based on its current operating plan, Arvinas expects its cash, cash equivalents, and marketable securities will be sufficient to fund its planned operating expenses and capital expenditures into 2024.

First Quarter Financial Results

Cash, Cash Equivalents and Marketable Securities Position: As of March 31, 2021, cash, cash equivalents and marketable securities were $651.3 million as compared with $688.5 million as of December 31, 2020. The decrease primarily related to cash used to fund operations of $43.9 million, cash used to purchase fixed assets and leasehold improvements of $1.0 million and unrealized losses of $0.8 million, partially off-set by proceeds from two collaborators of $4.0 million and proceeds from the exercise of stock options of $4.5 million.

Research and Development Expenses: Research and development expenses were $34.9 million for the quarter ended March 31, 2021 as compared with $21.7 million for the quarter ended March 31, 2020. The increase in research and development expenses for the quarter of $13.2 million primarily related to Arvinas’ continued investment in its platform, exploratory and lead optimization programs of $8.3 million, its AR program of $1.5 million and estrogen receptor program (ER) of $3.4 million.

General and Administrative Expenses: General and administrative expenses were $12.3 million for the quarter ended March 31, 2021 as compared with $7.9 million for the quarter ended March 31, 2020. The increase in general and administrative expenses for the quarter of $4.4 million related to an increase of $3.6 million in personnel and facility related costs, including $1.8 million related to stock compensation expense, and insurance, taxes and professional fees of $0.8 million.

Revenues: Revenues were $5.5 million for the quarter ended March 31, 2021 as compared with $6.2 million for the quarter ended March 31, 2020 and was generated from the license and rights to technology fees and research and development activities related to the collaboration and license agreement with Bayer that was initiated in July 2019, the collaboration and license agreement with Pfizer that was initiated in January 2018, and the amended and restated option, license and collaboration agreement with Genentech that was initiated in November 2017. The decrease in collaboration revenue of $0.7 million for the quarter was primarily related to a collaborator adding new targets that extended the period of revenue recognition for that collaboration agreement.

Net Loss: Net loss was $41.0 million for the quarter ended March 31, 2021 as compared with $21.7 million for the quarter ended March 31, 2020. The increase in net loss for the quarter ended March 31, 2021 of $19.3 million primarily related to Arvinas’ continued investment in its platform, exploratory and lead optimization programs, its AR program, its ER program, and an increase in general and administrative costs.

About ARV-110

ARV-110 is an investigational orally bioavailable PROTAC® protein degrader designed to selectively target and degrade the androgen receptor (AR). ARV-110 is being developed as a potential treatment for men with metastatic castration-resistant prostate cancer.

ARV-110 has demonstrated activity in preclinical models of AR mutation or overexpression, both common mechanisms of resistance to currently available AR-targeted therapies.

About ARV-471

ARV-471 is an investigational orally bioavailable PROTAC® protein degrader designed to specifically target and degrade the estrogen receptor (ER) for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer.

In preclinical studies, ARV-471 demonstrated near-complete ER degradation in tumor cells, induced robust tumor shrinkage when dosed as a single agent in multiple ER-driven xenograft models, and showed superior anti-tumor activity when compared to a standard of care agent, fulvestrant, both as a single agent and in combination with a CDK4/6 inhibitor.

About ARV-766

ARV-766 is an investigational orally bioavailable PROTAC® protein degrader designed to selectively target and degrade AR. In preclinical studies, ARV-766 degraded all resistance-driving point mutations of AR, including L702H, a mutation associated with treatment with abiraterone and other AR-pathway therapies.

ARV-766 is being developed as a potential treatment for men with metastatic castration-resistant prostate cancer, and ARV-766 may also have applicability in other AR-driven diseases both in and outside oncology. ARV-766 has demonstrated activity in preclinical models of resistance to currently available AR-targeted therapies.

About Arvinas

Arvinas is a clinical-stage biopharmaceutical company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases through the discovery, development, and commercialization of therapies that degrade disease-causing proteins. Arvinas uses its proprietary PROTAC® Discovery Engine platform to engineer proteolysis targeting chimeras, or PROTAC® targeted protein degraders, that are designed to harness the body’s own natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. In addition to its robust preclinical pipeline of PROTAC® protein degraders against validated and “undruggable” targets, the company has two clinical-stage programs: ARV-110 for the treatment of men with metastatic castrate-resistant prostate cancer; and ARV-471 for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer. For more information, visit www.arvinas.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the development and regulatory status of our product candidates, including the timing of data from our clinical trials for ARV-110 and ARV-471, the potential advantages and therapeutic potential of our product candidates and the sufficiency of cash resources. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various risks and uncertainties, including but not limited to: whether we will be able to successfully conduct Phase 1/2 clinical trials for ARV-110 and ARV-471 or conduct a Phase 1 clinical trial for ARV-766, complete our clinical trials for our other product candidates, and receive results from our clinical trials on our expected timelines, or at all, whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements on our expected timeline and other important factors discussed in the “Risk Factors” sections contained in our quarterly and annual reports on file with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we assume no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

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Contacts for Arvinas

Investors

Will O’Connor, Stern Investor Relations

ir@arvinas.com

Media

Kirsten Owens, Arvinas Communications

kirsten.owens@arvinas.com

Arvinas, Inc.

Consolidated Statement of Operations (Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$5,539,365	$6,239,628
Operating expenses:
Research and development	34,866,882	21,726,686
General and administrative	12,318,713	7,925,005

Total operating expenses	47,185,595	29,651,691

Loss from operations	(41,646,230)	(23,412,063)
Interest and other income	681,939	1,672,892

Net loss	(40,964,291)	(21,739,171)

Net loss per common share, basic and diluted	(0.84)	(0.56)

Weighted average common shares outstanding, basic and diluted	48,621,663	38,548,483

Arvinas, Inc.

Consolidated Balance Sheet (Unaudited)

	March 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$346,068,406	$588,373,232
Marketable securities	305,203,086	100,157,618
Account receivable	—	1,000,000
Other receivables	5,175,378	7,443,654
Prepaid expenses and other current assets	8,209,888	6,113,122

Total current assets	664,656,758	703,087,626
Property, equipment and leasehold improvements, net	12,210,324	12,259,515
Operating lease right of use assets	4,876,584	1,992,669
Other assets	28,777	28,777

Total assets	$681,772,443	$717,368,587

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,002,938	$7,121,879
Accrued expenses	8,001,201	18,859,840
Deferred revenue	22,150,861	22,150,861
Current portion of operating lease liabilities	1,216,914	952,840

Total current liabilities	40,371,914	49,085,420
Deferred revenue	20,400,518	22,938,233
Long term debt, net of current portion	2,000,000	2,000,000
Operating lease liabilities	3,701,991	1,087,422

Total liabilities	66,474,423	75,111,075

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 48,785,692 and 48,455,741 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	48,786	48,455
Accumulated deficit	(532,853,201)	(491,888,910)
Additional paid-in capital	1,148,345,190	1,133,537,171
Accumulated other comprehensive income	(242,755)	560,796

Total stockholders’ equity	615,298,020	642,257,512

Total liabilities and stockholders’ equity	$681,772,443	$717,368,587